                                                                 EXHIBIT 4




                          HOME SHOPPING NETWORK, INC.

                   5.875% CONVERTIBLE SUBORDINATED DEBENTURES
                               DUE MARCH 1, 2006

                                   INDENTURE

                           Dated as of March 1, 1996

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee

                            CROSS - REFERENCE TABLE*

Trust Indenture
Act Section                                                         Indenture Section
310 (a)(l)                                                                   7.10
    (a)(2)                                                                   7.10
    (a)(3)                                                                   N.A.
    (a)(4)                                                                   N.A.
    (a)(5)                                                                   7.8; 7.10; 13.2
       (b)                                                                   7.10
       (c)                                                                   N.A.
   311 (a)                                                                   7.11
       (b)                                                                   7.11
       (c)                                                                   N.A.
   312 (a)                                                                   2.5
       (b)                                                                   13.3
       (c)                                                                   13.3
   313 (a)                                                                   7.6
       (b)(1)                                                                N.A.
       (b)(2)                                                                7.6; 7.7
       (c)                                                                   7.6; 13.2
       (d)                                                                   7.6
   314 (a)                                                                   4.3; 4.4; 13.2
       (b)                                                                   N.A.
       (c)(l)                                                                13.4
       (c)(2)                                                                13.4
       (c)(3)                                                                N.A.
       (d)                                                                   N.A.
       (e)                                                                   13.5
       (f)                                                                   N.A.
   315 (a)                                                                   7.1
       (b)                                                                   7.5; 13.2
       (c)                                                                   7.1
       (d)                                                                   7.1
       (e)                                                                   6.11
   316 (a)(last sentence)                                                    2.9
       (a)(1)(A)                                                             6.5
       (a)(1)(B)                                                             6.4
       (a)(2)                                                                N.A.
       (b)                                                                   6.7
       (c)                                                                   2.13
   317 (a)(l)                                                                6.8
       (a)(2)                                                                6.9
       (b)                                                                   2.4
   318 (a)                                                                   13.1
       (b)                                                                   N.A.
       (c)                                                                   13.1

                                      N.A. means not applicable.

*      This Cross-Reference Table is not part of this Indenture.

                               TABLE OF CONTENTS

ARTICLE 1.                              DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . .   1
         SECTION 1.1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.2  OTHER DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT . . . . . . . . . . . . . . . . . . . . . . .  10
         SECTION 1.4  RULES OF CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 2.  THE DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.1  FORM AND DATING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.2  EXECUTION AND AUTHENTICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         SECTION 2.3  REGISTRAR AND PAYING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.5  LISTS OF HOLDERS OF THE DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.6  TRANSFER AND EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 2.7  REPLACEMENT DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 2.8  OUTSTANDING DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.9  TREASURY DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.10  TEMPORARY DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 2.11  CANCELLATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 2.12  DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 2.13  RECORD DATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.14  CUSIP NUMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.15  COMPUTATION OF INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.16  SECURITIES IN GLOBAL FORM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 2.17  PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 3.  REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.1  NOTICES TO TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 3.2  NOTICE OF REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         SECTION 3.3  EFFECT OF NOTICE OF REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.4  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 3.5  DEBENTURES REDEEMED IN PART . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.6  OPTIONAL REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.7  NO MANDATORY REDEMPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 3.8  SELECTION OF DEBENTURES TO BE REDEEMED  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 4.  COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.1  PAYMENT OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 4.3  REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 4.4  COMPLIANCE CERTIFICATE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 4.5  STAY, EXTENSIONS AND USURY LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 4.6  [INTENTIONALLY DELETED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 4.7  OFFER TO PURCHASE UPON CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 4.8  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.9  PAYMENTS FOR CONSENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.10  CALCULATION OF ORIGINAL ISSUE DISCOUNT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


ARTICLE 5.  SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.1  MERGER, CONSOLIDATION, OR SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 6.  CERTAIN DEFAULT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.1  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 6.2  ACCELERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 6.3  OTHER REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.4  WAIVER OF PAST DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.5  CONTROL BY MAJORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 6.6  LIMITATION ON SUITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.7  RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT  . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 6.8  COLLECTION SUIT BY TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 6.10  PRIORITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 6.11  UNDERTAKING FOR COSTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 7.  TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.1  DUTIES OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 7.2  RIGHTS OF TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.4  TRUSTEE'S DISCLAIMER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 7.5  NOTICE OF DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.7  COMPENSATION AND INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 7.8  REPLACEMENT OF TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 7.10  ELIGIBILITY; DISQUALIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY  . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 8.  REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 8.1  SHELF REGISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 8.2  ADDITIONAL INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 8.3  REGISTRATION PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 8.4  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 8.5  REGISTRATION EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 9.  AMENDMENT, SUPPLEMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 9.2  WITH CONSENT OF HOLDERS OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.5  NOTATION ON OR EXCHANGE OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 10.  SUBORDINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 10.1  AGREEMENT TO SUBORDINATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 10.2  LIQUIDATION; DISSOLUTION; BANKRUPTCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 10.3  DEFAULT ON SENIOR DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         SECTION 10.4  ACCELERATION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.5  WHEN DISTRIBUTION MUST BE PAID OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 10.6  NOTICE BY COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 10.7  SUBROGATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 10.8  RELATIVE RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 10.9  SUBORDINATION NOT AFFECTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 10.10  DISTRIBUTION OR NOTICE TO REPRESENTATIVE  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 10.11  RIGHTS OF TRUSTEE AND PAYING AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.12  AUTHORIZATION TO EFFECT SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.14  AMENDMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.15  NO WAIVER, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 10.16  NO SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE 11.  CONVERSION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 11.1  CONVERSION PRIVILEGES AND CONVERSION PRICE . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 11.2  EXERCISE OF CONVERSION PRIVILEGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 11.3  FRACTIONAL SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 11.4  ADJUSTMENT OF CONVERSION PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 11.5  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 11.6  NOTICE OF CERTAIN CORPORATE ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 11.7  COMPANY TO RESERVE COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.8  TAXES ON CONVERSION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.9  COVENANT AS TO COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.10  CANCELLATION OF CONVERTED DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 11.11  EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, SHARE EXCHANGE OR SALE . . . . . . . . . .  73

ARTICLE 12.  DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 12.1  DEFEASANCE AND DISCHARGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 12.2  CONDITIONS TO DEFEASANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.3  DEPOSITED MONEY TO BE HELD IN TRUST;
                     OTHER MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 12.4  REPAYMENT TO COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 12.5  REINSTATEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE 13.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.1  TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.2  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.3  COMMUNICATION BY HOLDERS OF DEBENTURES
              WITH OTHER HOLDERS OF DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION  . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 13.6  RULES BY TRUSTEE AND AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 13.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
              EMPLOYEES AND STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 13.8  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81





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
         SECTION 13.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 13.10  SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 13.11  SEVERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 13.12  COUNTERPART ORIGINALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 13.13  TABLE OF CONTENTS HEADINGS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82





                                       iv
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                 INDENTURE dated as of March 1, 1996 by and between Home
Shopping Network, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, [a ________ banking association with its principal corporate office in ____________], as trustee (the "Trustee").

                 The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.875% Convertible Subordinated Debentures due March 1, 2006 of the Company (the "Debentures"):


                                   ARTICLE 1.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1  DEFINITIONS

                 "Additional Interest" means all additional interest, if any, payable pursuant to Article 8 hereof.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                 "Agent" means any Registrar, Paying Agent or co-registrar.

                 "BNY Facility Agreement" means that certain Letter of Credit Facility Agreement, dated as of the September 28, 1995, among Home Shopping Club, Inc., HSN Mail Order, Inc. and HSN Direct, Inc., as applicants, the Company and HSN Realty, Inc., as guarantors, The Bank of New York, as issuer and as administrative agent, and The Bank of New York Company, Inc., as a participant, as amended by the First Amendment thereto, dated as of February 13, 1996, and as otherwise amended and in effect from time to time.

                 "Bankruptcy Law" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

                 "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

                 "Business Day" means any day other than a Legal Holiday.

                 "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

                 "Change of Control" means an event or series of events as a result of which (i) any "person" or "group" (as such terms are used in Sections 13(d) or 14(d) of the Exchange Act) (other than a member of the Control Group) acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Stock (as defined below) of the Company; provided, however, that any such person or group shall not be deemed to be the beneficial owner of, or to beneficially own, any Voting Stock tendered in a tender or exchange offer until such Voting Stock is accepted for purchase or exchange under such tender or exchange offer, or (ii) the Common Stock of the Company (or other equity securities into which the Debentures are then convertible or into which the Common Stock of the Company shall have been reclassified or changed) is neither listed for trading on a United States national securities exchange nor approved for trading on an established over-the-counter trading market in the United States; provided, however that no such Change of Control shall be deemed to have occurred pursuant to clause (i) of this definition as a result of any event or series of events to the extent that (x) the Closing Price of the Common Stock (or other equity securities into which the Debentures are then convertible or into which the Common Stock of the Company shall have been reclassified or changed) for any five trading days during the ten trading days immediately preceding the event or series of events that would otherwise constitute a Change of Control is at least equal to 105% of the Conversion Price in effect on the last such trading day and at least fifteen Business Days prior to the consummation of the Change of Control (a) the Holders of the Debentures shall have received written notice of such event or series of events that would otherwise constitute a Change of Control and (b) the Company shall have published in The Wall Street Journal, or if no longer published, in a newspaper of general circulation a notice of the Change of Control (both such notices to contain the information required by (i), (ii), (v) and (x) of Section 4.7(b)) or (y) such Change of Control results from a transaction or series of transactions (including any tender or exchange offer subject to the provisions of the Exchange Act, whether by the issuer or otherwise) available to the holders of the Voting Stock in general (including holders of Debentures who would be entitled to tender or otherwise participate therein upon the conversion thereof) in which the weighted average price paid by such person or group to acquire such Voting Stock in such transaction or series of transactions exceeds the then applicable Conversion Price of the Debentures.

                 "Closing Price" means, for any trading day, the last reported sale price of the Common Stock regular way on such day or, in case no such reported sales takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by the New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the Common Stock is not listed or admitted to trading in any national securities exchange, quoted on such National Market System or listed in any list of bid and asked prices in the over-the-counter market, "Closing Price" shall mean the fair market value of the Common Stock as determined in good faith by the Board of Directors.

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

                 "Controlled Affiliate" means any Person in which one or more members of the Control Group (including their respective Subsidiaries and other Controlled Affiliates), directly or indirectly, collectively own (i) in the case of a corporation, a majority of the outstanding Capital Stock of such corporation with voting power under ordinary circumstances, to elect directors or (ii) in the case of any other Person (other than a corporation), a majority ownership interest and the power to generally direct the policies, management and affairs thereof.

                 "Control Group" means, as of any date, (i)
Tele-Communications, Inc., Liberty Media Corporation, Mr. Barry Diller, Silver Management Company, and Silver King Communications, Inc.; (ii) any Person that acquires, directly or indirectly, through a Spin-Off Transaction or otherwise, a substantial portion of the assets currently held, directly or indirectly, by Liberty Media Corporation, if no Person or Persons (other than (x) a member or members of the Control Group, (y) any entity formed in connection with or as a result of such Spin-Off

Transaction (a "Spin-Off Transaction Person"), or (z) any Person or group which acquires equity securities of such Spin- Off Transaction Person representing a majority of the voting power of the outstanding equity securities of such Spin-Off Transaction Person solely as a result of such Spin-Off Transaction) shall thereupon beneficially own, directly or indirectly, more than 50% of the Voting Stock of the Company; (iii) the respective successors of each of the foregoing; and (iv) their respective Controlled Affiliates.

                 "Conversion Price" shall have the meaning set forth in
Article 11 hereof.


                 "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.2 hereof or such other address as to which the Trustee shall give notice to the Company.

                 "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of August 30, 1994, among the Company, as borrower, Home Shopping Club, Inc. and HSN Realty, Inc., as guarantors, the banks that are parties thereto, LTCB Trust Company, as agent for such banks, as administrative agent for such banks and as collateral agent for such banks, and The Bank of New York Company, Inc., Toronto Dominion [Texas], Inc. and Bank of Montreal, as co-agents, as amended by the First Amendment thereto, dated as of March 29, 1995, as further amended by the Second Amendment thereto, dated as of June 28, 1995, as further amended by the Third Amendment thereto, dated as of September 28, 1995, as further amended by the Fourth Amendment thereto, dated as of February 13, 1996, and as otherwise amended and in effect from time to time.

                 "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                 "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default as set forth in
Article 6 hereof.

                 "Designated Senior Debt" shall mean (i) any and all obligations of the Company to pay principal, interest, fees and any other amount under, or in connection with, the Credit Agreement, (ii) any and all obligations of the Company and the other obligors under the BNY Facility Agreement to pay principal, interest, fees and any other amount under, or in connection with, unreimbursed drawings under the letters of credit issued under the BNY Facility Agreement and the stated amount of all such outstanding letters of credit under which drawings have not yet been made and (iii) indebtedness incurred by the Company (and/or any of the other obligors under the BNY Facility Agreement) to refund, refinance, repurchase or extend any of the foregoing.

                 "Distribution" means, for purposes of Article 10 hereof, a distribution consisting of cash, securities or other property, by set-off or otherwise.

                 "Effectiveness Period" means the period which commences on the Issuance Date and ends on the earlier to occur of (x) the third anniversary of the Issuance Date and (y) such time as there are no Transfer Restricted Securities outstanding.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, as in effect from time to time.

                 "Government Obligations" means direct Obligations of, or Obligations guaranteed by, the United States of America for the payment of which is pledged the full faith and credit of the United States of America.

                 "Holder" means a Person in whose name a Debenture is registered on the books of the Company or the Registrar kept for that purpose.

                 "Indebtedness" means with respect to any Person, (i) any obligation, contingent or otherwise, of such Person (a) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation), (c) for the payment of any money under a lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, (d) in respect of letters of credit (including reimbursement obligations with respect thereto) or (e) to pay the deferred purchase price of property or services;
(ii) any obligation of others which the Person has directly or indirectly guaranteed (including any monetary obligation of a keep-well or similar nature); (iii) any obligation secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; (iv) to the extent not otherwise included, obligations under currency swap agreements and interest rate protection agreements or similar agreements; and (v) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i), (ii),
(iii), or (iv); provided, that Indebtedness shall not include accounts payable or any other indebtedness to trade creditors created or assumed by the Company in the ordinary course of business.

                 "Indenture" means this Indenture, as amended or supplemented from time to time.

                 "Issuance Date" means the closing date for the sale and original issuance of the Debentures.

                 "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment in the state in which the Corporate Trust Office of the Trustee is located are authorized by law, regulation or executive order to remain closed. If a date on which any notice, payment or other action is required hereunder to be taken or made is a Legal Holiday at a place of payment or in the state in which the Corporate Trust Office of the Trustee is located, such action may be taken or made at that place on the next succeeding day that is not a Legal Holiday, and, if applicable, interest shall not accrue for the intervening period.

                 "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                 "NASD" means the National Association of Securities Dealers,
Inc.

                 "Obligations" means any principal, interest, premiums, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                 "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice-President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such Person.

                 "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, or principal accounting officer of the Company, that meets the requirements of
Section 13.5 hereof.

                 "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                 "Payment Blockage Notice" shall have the meaning provided in
Article 10 hereof.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                 "Prospectus" means any prospectus included in the Shelf Registration Statement, as amended or supplemented by any subsequent prospectus and by all other amendments thereto, including post-effective amendments and all materials incorporated by reference into such Prospectus.

                 "Registration Default" shall have the meaning as defined in
Article 8 hereof.

                 "Representative" means (a) so long as any Obligations are outstanding under the Credit Agreement or the BNY Facility Agreement, LTCB Trust Company, as Agent for the banks parties to the Credit Agreement, or The Bank of New York, as administrative agent under the BNY Facility Agreement or such other trustee, agent or representative designated as such pursuant to an intercreditor agreement among the creditors in respect of the Designated Senior Debt and any additional Senior Debt and (b) thereafter the indenture trustee or other trustee, agent or representative for any Senior Debt.

                 "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Debt" shall mean the principal of, premium, if any, and interest (including interest which accrues after a petition in bankruptcy is filed by or against the Company) on and other amounts due on or in connection with any Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include (i) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Debentures or (ii) the Debentures.

                 "Shelf Deadline Date" shall have the meaning set forth in
Article 8 hereof.

                 "Shelf Registration Statement" means the shelf registration statement of the Company relating to the registration for resale of Transfer Restricted Securities, which is filed pursuant to the provisions of this Indenture, including the Prospectus included therein, all amendments and supplements to the Shelf Registration Statement (including post-effective amendments) and all exhibits and materials incorporated by reference therein.

                 "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                 "Spin-Off Transaction" means any transaction or series of related transactions resulting in the holders of outstanding equity securities of a member of the Control Group (either separately or together with the holders of other series or classes of securities) acquiring (or having the right to acquire upon the exercise of rights, warrants or similar securities) equity securities of any Person which, directly or indirectly, holds equity securities of the Company on a pro rata basis based upon such holders' ownership of one or more classes or series of equity securities of such member of the Control Group on the record or other similar date for such transaction.

                 "Standstill Period" shall have the meaning set forth in
Article 6 hereof.

                 "Subordinated Reorganization Securities" shall have the meaning set forth in Article 10 hereof.

                 "Subsidiary" means with respect to any Person, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority ownership interest and the power to generally direct the policies, management and affairs thereof.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section
Section 7aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof and except to the extent any amendment to the TIA retroactively applies to this Indenture.

                 "Transfer Restricted Security" means, the Debentures and the Common Stock of the Company issuable upon conversion thereof unless or until the first to occur of (x) the third anniversary of the Issue Date and (ii) the effectiveness of the Shelf Registration Statement.

                 "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                 "Voting Stock" means the Common Stock of the Company, the Class B Common Stock of the Company and any other capital stock or similar interests of any class or classes (however designated) of the Company, the holders of which are generally at the time entitled, as such holders, to vote upon matters which may be submitted to a vote of stockholders at any annual or special meeting.

SECTION 1.2  OTHER DEFINITIONS

                 Term                                 Defined in Section
                 ----                                 ------------------
         "Change of Control Offer"                              4.7
         "Change of Control Payment"                            4.7
         "Change of Control Purchase Date"                      4.7
         "Change of Control Purchase Notice"                    4.7
         "Conversion Agent"                                     2.3
         "Covenant Defeasance"                                 12.3
         "Event of Default"                                     6.1
         "Legal Defeasance"                                    12.2
         "Paying Agent"                                         2.3
         "Payment Blockage Notice"                             10.3
         "Registrar"                                            2.3

SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

                 Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herefrom, which provisions shall be excluded to the extent specifically excluded from this Indenture.

                 The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Debentures;

                 "indenture security holder" means a Holder of a Debenture;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or "institutional trustee" means the Trustee;

                 "obligor" on the Debentures means the Company and any successor obligor upon the Debentures.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the SEC under the TIA have the meanings so assigned to them.

SECTION 1.4  RULES OF CONSTRUCTION

                 Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions; and

                 (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                 THE DEBENTURES

SECTION 2.1  FORM AND DATING

                 The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made part of this Indenture. In addition to those set forth in Exhibit A, the Debentures may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Debenture shall be dated the date of its authentication. The Debentures will be issued in fully registered form, without coupons, and will be initially issuable only in denominations of $10,000 and any integral multiple of $1,000 in excess thereof; provided, that following the effectiveness of the Shelf Registration Statement the Debentures shall be issuable in minimum denominations of $1,000 and any integral multiple in excess thereof. The Debentures are not issuable in bearer form and the Debentures may be issued in whole or in part in the form of one or more global Debentures as contemplated by Section 2.16.

SECTION 2.2  EXECUTION AND AUTHENTICATION

                 Two Officers of the Company shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

                 If an Officer of the Company whose signature is on a Debenture, no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

                 A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Debenture has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Debentures shall be substantially as set forth in Exhibit A hereto.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, and the Trustee shall, subject to the provisions hereof and of such Debentures, authenticate said Debentures and deliver said Debentures to or upon the written order of the Company, signed by two Officers of the Company, without any further action by the Company.

                 The aggregate principal amount of the Debentures outstanding at any time shall not exceed $100,000,000 (except as provided in Section 2.7 hereof). The Debentures shall be subordinated in right of payment to Senior Debt as provided in Article 10 hereof. Unless the context otherwise requires, the Debentures shall constitute one series for all purposes under this Indenture, including without limitation, amendments, waivers, approvals, redemptions, and Change of Control Offers.

                 The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Debentures. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

SECTION 2.3  REGISTRAR AND PAYING AGENT

                 The Company shall maintain in the City of New York (i) an office or agency where the Debentures may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar"); (ii) an office or agency where the Debentures may be presented for payment ("Paying Agent"); and (iii) an office or agency where the Debentures may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional Conversion Agents. The terms "Paying Agents" and "Conversion Agents" include any additional paying agent or conversion agent, respectively. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Debenture. The Company shall promptly notify the Trustee and the Trustee shall promptly notify the Holders of the Debentures of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Conversion Agent, Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

                 The Company initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent with respect to the Debentures.

SECTION 2.4  PAYING AGENT TO HOLD MONEY IN TRUST

                 The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Debentures or the Trustee all money held by the Paying Agent for the payment of principal of, and interest (and any Additional Interest, if any) on the Debentures (for purposes of this Section 2.4 the "Debenture Funds"), and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all Debenture Funds held by it to the Trustee. The Company at any time may require a Paying Agent to pay all Debenture Funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the Debenture Funds delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Debentures subject to Article 10 hereof, all Debenture Funds held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding relating to the Company, the Trustee shall serve as Paying Agent for the Debentures and the Company shall require each Paying Agent to agree in writing to turn over to the Trustee immediately thereupon all money held by each such Paying Agent.

SECTION 2.5  LISTS OF HOLDERS OF THE DEBENTURES

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Debentures and shall otherwise comply with TIA
Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Debentures, including the aggregate principal amount of the Debentures held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.6  TRANSFER AND EXCHANGE

         (a) Transfer and Exchange of Definitive Debentures. When any of the Debentures are presented to the Registrar with a request:

               (x)        to register the transfer of the Debentures; or

               (y) to exchange such Debentures for an equal principal amount of Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Debentures presented or surrendered for register of transfer or exchange:

                 (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar; duly executed by the Holder thereof or by his attorney duly authorized in writing; and

                 (ii) in the case of a Debenture that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                          (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A hereto); or

                          (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form of Exhibit A hereto) and, in the case of a transfer pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act, an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; or

                          (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from such Holder to that effect (in substantially the form of Exhibit A hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

                 (b)  Legends.

                 (i) Except as permitted by the following paragraphs (ii) and (iii), each Debenture shall bear legends in substantially the following form:

                 "THE SECURITY REPRESENTED HEREBY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY).

                 EACH HOLDER OF THIS SECURITY REPRESENTS TO THE COMPANY THAT
                 (A) SUCH HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR), OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL PREDECESSOR), OTHER THAN (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (III) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE COMPANY AND UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IN THE CASE OF CLAUSE (I), (II) OR (III), SUCH OTHER DOCUMENTS, CERTIFICATES AND OPINIONS AS THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUEST, (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IN WHICH CASE THE HOLDER SHALL HAVE RECEIVED THE PRIOR WRITTEN AUTHORIZATION OF THE COMPANY OR SHALL PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ADDRESSED TO THE COMPANY AND THE TRUSTEE), (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (VI) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE AND TO DELIVER TO THE TRANSFEREE PRIOR TO SALE A COPY OF A

                 NOTICE TO INVESTORS DESCRIBING SUCH RESTRICTIONS (COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY)."

                 (ii) Upon any sale or transfer of a Debenture bearing the legends set forth in (i) above pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, the Registrar shall permit the Holder thereof to exchange such Debenture for a Debenture that does not bear such legends and rescind any restriction on the transfer of such Debenture; provided, however, that with respect to any request for an exchange of a Debenture for a Debenture that does not bear such legends, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit A hereto).

         (c)     General Provisions Relating To Transfers and Exchanges.

                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate the Debentures at the Registrar's request.

                 (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company or the Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7, 2.10, 3.5, 4.7 or 9.5 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part or tendered for repurchase pursuant to Section 4.7 hereof, except the unredeemed or unrepurchased portion of any Debenture being redeemed or repurchased in part, as the case may be.

                 (iv) All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid Obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

                  (v) The Company or the Registrar shall not be required to register the transfer or exchange of a Debenture between a record date and the next succeeding interest payment date.

                 (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of, interest and Additional Interest, if any, on such Debenture, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate the Debentures upon receipt of an Officers' Certificate instructing it to do so.

         (d) Global Certificate Debentures. Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Debentures in definitive form, a global Debenture representing all or a portion of the Debentures may not be transferred except as a whole by the depositary for the Debentures to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary for the Debentures or a nominee of such successor depositary.

                 A global Debenture may be exchanged only as provided in this
Section 2.6(d).

                 If at any time the depositary with respect to a global Debenture or Debentures representing all or a portion of the Debentures notifies the Company that it is unwilling, unable or ineligible to continue as such depositary, the Company shall appoint a successor depositary with respect to such Debenture. If a successor depositary is not so appointed by the Company within 90 days after the Company receives such notice, the Company will execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Debentures (or, if such written order has previously been delivered, then upon receipt of written instructions from the person or persons specified in such written order), will authenticate and deliver Debentures of such series in definitive form equal in aggregate principal amount to the principal amount of the global Debenture(s) in exchange for such global Debenture(s).

                 The Company may at any time and in its sole discretion determine that the Debentures issued in the form of one or more global Debentures shall no longer be represented by such global Debenture(s). In such event, the Company will execute and the Trustee, upon receipt of a written order of the Company for the authentication and delivery of definitive Debentures (or, if such written order has previously been delivered, then upon receipt of written instructions from the person or persons specified in such written order), will authenticate and deliver Debentures in definitive form equal in aggregate principal amount to the principal amount of the global Debenture(s) in exchange for such global Debenture(s).

                 In any exchange provided for herein, the Company will execute and the Trustee will authenticate and deliver Debentures in definitive registered form in authorized denominations as provided in Section 2.1 hereof.

                 Upon the exchange of a global Debenture in definitive form, such global Debenture shall be cancelled by the Trustee, unless endorsement of the surrendered global Debenture is contemplated by Section 2.16.

                 Definitive Debentures issued in exchange for a global Debenture pursuant to this Section shall be registered in such names and in such authorized denominations as the depositary for such global Debenture shall instruct the Registrar in writing, pursuant to instructions from its direct or indirect participants or otherwise. The Company and the Trustee shall be fully protected in relying upon written directions from the depositary as to the names and addresses in which the Debentures are to be issued, and in no event shall have any liability to any Person claiming any right in or to any of the Debentures issued pursuant to directions received from the depositary. The Trustee shall deliver such definitive Debentures to the persons in whose names such Debentures are so registered.

                 If a definitive Debenture is issued in exchange for any portion of a global Debenture after the close of business at the office or agency where such exchange occurs on any regular record date, or special record date, and before the opening of business at such office or agency on the relevant interest payment date, interest and Additional Interest, if any, will be payable on such interest payment date in respect of such definitive Debenture, to the person to whom interest and Additional Interest, if any, in respect of such portion of such global Debenture is payable in accordance with the provisions of this Indenture.

SECTION 2.7  REPLACEMENT DEBENTURES

                 If (i) any mutilated Debenture is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debenture, and there is delivered to the Company and the Trustee security or indemnity as may be required by them to save each of them and any Agent harmless, then in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Debenture, if the Trustee's and the Company's requirements for replacements of Debentures are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Company and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed and any other expenses incurred by it in connection with replacing a Debenture.

                 Every Replacement Debenture shall represent an Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Debentures duly issued hereunder.

SECTION 2.8  OUTSTANDING DEBENTURES

                 The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. If a Debenture is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser. If the principal amount of any Debenture is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.9 hereof, a Debenture does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Debenture.

SECTION 2.9  TREASURY DEBENTURES

                 In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or any of its Subsidiaries or any of its Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which the Trustee is advised by the Company are so owned shall be so considered. Notwithstanding the foregoing, Debentures that are to be acquired by the Company, or any Subsidiary of the Company or any of its Affiliates pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or its Affiliates until legal title to such Debentures passes to the Company, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10  TEMPORARY DEBENTURES

                 Until permanent Debentures are ready for delivery, the Company may prepare, and the Trustee shall authenticate, temporary Debentures. The temporary Debentures shall be substantially in the form of permanent Debentures but may have variations that the Company and the Trustee consider appropriate for temporary Debentures. Without unreasonable delay upon the request of a Holder, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate permanent Debentures in exchange for temporary Debentures. Until such exchange, temporary Debentures shall be entitled to the same rights, benefits and privileges as permanent Debentures.

SECTION 2.11  CANCELLATION

                 The Company may at any time deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, repurchase, exchange or payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, repurchase, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act), unless the Company directs cancelled Debentures to be returned to it. The Company may not issue new Debentures to replace Debentures that it has redeemed, repurchased or paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12  DEFAULTED INTEREST

                 If the Company defaults in a payment of interest on the Debentures, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Debentures on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Debentures. The Company shall fix each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Debentures a notice that states the special record date, the related payment date and the amount of such interest to be paid, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.12 provided.

SECTION 2.13  RECORD DATE

                 The record date for purposes of determining the identity of Holders of the Debentures entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

SECTION 2.14  CUSIP NUMBER

                 The Company in issuing the Debentures may use "CUSIP" numbers and, if it does so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Debentures and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee of any change in any CUSIP number.

SECTION 2.15  COMPUTATION OF INTEREST

                 Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

SECTION 2.16  SECURITIES IN GLOBAL FORM

                 In connection with the issuance of a global Debenture, the Company shall execute, and the Trustee shall, in accordance with the written order of the Company, authenticate and deliver one or more global Debentures in permanent form that (i) shall be registered in the name of the depositary for such global Debenture(s) or its nominee, (ii) shall be delivered by the Trustee to such depositary or pursuant to such depositary's instructions, and (iii) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Debentures in definitive form as provided in Section 2.6(d) of the Indenture, this Debenture may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary." Each depositary designated by the Company for a global Debenture in registered form must be, to the extent required by applicable law or regulation, a clearing agency registered under the Exchange Act, any other applicable statute or regulation, at the time of its designation and at all times that it serves as depositary. Any such global Debenture shall represent such of the outstanding Debentures represented thereby as shall be specified thereon and may provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of the Debentures represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Debenture in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of outstanding Debentures represented thereby shall be made in such manner and upon instructions given by such person or persons as shall be specified in a written order of the Company to be delivered to the Trustee. The Trustee shall deliver and redeliver any Debenture in permanent global form in the manner and upon instructions given by the person or persons specified in an applicable written order of the Company.

SECTION 2.17  PERSONS DEEMED OWNERS

                 No holder of any beneficial interest in any global Debenture held on its behalf by a depositary shall have any rights under this Indenture with respect to such global Debenture, and such depositary (or its nominee, if such global Debenture is registered in the name of a nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such global Debenture for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Debenture or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                 Notwithstanding the foregoing, with respect to any global Debenture, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to such global Debenture or impair, as between such depositary and owners of beneficial interests in such global Debenture, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Debenture.


                                   ARTICLE 3.
                                   REDEMPTION

SECTION 3.1  NOTICES TO TRUSTEE

                 If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.6 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Debentures to be redeemed, and (iii) the applicable redemption price.

SECTION 3.2  NOTICE OF REDEMPTION

                 At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

                 The notice shall identify the Debentures (including CUSIP number, if any, and, in the case of a partial redemption, the principal amount of the Debentures) to be redeemed and shall state:

         (a)     the redemption date;

         (b) the redemption price (including accrued interest to the redemption date);

         (c) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

         (d)     the name and address of the Paying Agent;

         (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Debentures (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (g) a statement of the conversion rights of the Holder of the Debenture and the Conversion Price then in effect; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 30 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. Failure to give any required notice of redemption as to any Debenture, or any defect in any such notice, shall not affect the validity of the call for redemption of any Debentures in respect of which no such failure or defect has occurred. Any notice mailed as provided herein shall be effective when sent and shall be conclusively presumed to have been given, whether or not actually received by any Holder.

SECTION 3.3  EFFECT OF NOTICE OF REDEMPTION

                 Once notice of redemption is mailed in accordance with Section
3.2 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. On and after the redemption date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Debentures or portions thereof called for redemption and all rights of Holders with respect to such Debentures will terminate except for the right to receive payment of the redemption price upon surrender for redemption.

SECTION 3.4  DEPOSIT OF REDEMPTION PRICE

                 One Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the principal of, accrued interest on and accrued Additional Interest, if any, on all Debentures to be redeemed on the redemption date. The Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest and accrued Additional Interest, if any, on, all Debentures to be redeemed.

                 If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Debentures or the portions of Debentures called for redemption, whether or not such Debentures are presented for payment. If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (and Additional Interest, if any) as of such record date shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures. Any funds deposited by the Company pursuant to the preceding paragraph that are not claimed by the Holders within one year of such deposit shall be returned to the Company, subject to the requirements of any applicable law which would require a different disposition of such funds.

SECTION 3.5  DEBENTURES REDEEMED IN PART

                 Upon surrender of a Debenture that is redeemed in part, the Company shall issue and, upon the Company's written direction, the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

SECTION 3.6  OPTIONAL REDEMPTION

                 At any time on or after March 1, 1998, the Company may, at its option, upon not less than 30, nor more than 60 days' notice, on the date specified in such notice, redeem all or a portion of the Debentures by prepaying all or a portion of the principal amount of the Debentures (in integral multiples of $1000), at the following redemption prices (expressed as percentages of the principal amount to be redeemed) plus accrued and unpaid interest, and any accrued and unpaid Additional Interest on such principal amount as of the redemption date:

If redeemed during the 12 month period beginning March 1 of the years indicated:

                 Year                              Redemption Price
                 ----                              ----------------
                 1998                                   104.700%
                 1999                                   104.113%
                 2000                                   103.525%
                 2001                                   102.938%
                 2002                                   102.350%
                 2003                                   101.763%
                 2004                                   101.175%
                 2005                                   100.588%

and, on or after March 1, 2006, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest, and any accrued and unpaid Additional Interest related thereto.

provided, however, that the Debentures may not be redeemed prior to March 1, 1999 unless the Closing Price of the Common Stock equals or exceeds 140% of the then effective Conversion Price of the Debentures for at least 20 out of 30 consecutive trading days ending within 20 calendar days before the mailing of the notice to be provided in connection with such redemption.

SECTION 3.7  NO MANDATORY REDEMPTION

                 Except as set forth below under Section 4.7 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Debentures.

SECTION 3.8  SELECTION OF DEBENTURES TO BE REDEEMED

                 If less than all the Debentures are to be redeemed, the particular Debentures (or portions thereof) to be redeemed shall be selected from Debentures by lot or by such method as the Trustee considers fair and appropriate (and in such manner as complies with applicable requirements of any stock exchange on which the Debentures are listed) and which may provide for the selection for redemption of portions in principal amount of $1,000 or any integral multiple thereof). Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. If any Debenture selected for partial redemption is converted in part after such selection but before the termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be practicable) to be the portion selected for redemption.

                                   ARTICLE 4.
                                   COVENANTS

SECTION 4.1  PAYMENT OF DEBENTURES

                 The Company shall pay or cause to be paid the principal of, Additional Interest, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal, Additional Interest, if any, and interest, as applicable, shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, Additional Interest, if any, and interest then due.

                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Debentures to the extent lawful. Any such default interest payments shall be made in the same manner and in accordance with the same provisions as regular interest payments.

                 The Company shall notify the Trustee of the Company's obligation, if any, to pay Additional Interest to any Holders of Debentures no later than five Business Days following the occurrence of the event giving rise to the Company's obligation to pay such Additional Interest.

SECTION 4.2  MAINTENANCE OF OFFICE OR AGENCY

                 The Company shall maintain in the Borough of Manhattan, City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 The Company hereby designates the Corporate Trust Office of the Trustee at 114 West 47th Street, New York, NY 10036 as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3  REPORTS

                 Whether or not required by the rules and regulations of the SEC, for so long as any Debentures are outstanding, the Company shall furnish to the Trustee within 15 days after it files them with the SEC copies of the annual report and of any other information, documents and other reports which the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA Section 314(a).

SECTION 4.4  COMPLIANCE CERTIFICATE

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating whether or not, to the knowledge of such officer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and if such officer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof.

         (b) The Company shall, so long as any of the Debentures are outstanding, promptly deliver to the Trustee upon any such Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying any such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5  STAY, EXTENSIONS AND USURY LAWS

                 The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.6  [INTENTIONALLY DELETED]

SECTION 4.7  OFFER TO PURCHASE UPON CHANGE OF CONTROL

         (a) Subject to Section 10.3 hereof, upon the occurrence of a Change of Control, at any time after the Issuance Date and on or prior to the maturity of the Debentures, the Company shall commence an offer in the manner provided by this Section 4.7 (the "Change of Control Offer") to repurchase each Holder's Debentures at an offer price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon (the "Change of Control Payment") at the change of control purchase date, which shall be a business day no earlier than 15 Business Days nor later than 30 Business Days from the date of the mailing of the notice required by Section 4.7(b) hereof (the "Change of Control Purchase Date"). If a Change of Control shall have occurred, the Company shall purchase the Debentures of an electing Holder by delivering the Change of Control Payment on the Change of Control Purchase Date subject to satisfaction by the Holder of any relevant requirements herein.

         (b) Within 15 Business Days after the occurrence of a Change of Control, the Company will mail a notice to the Trustee and to each Holder and at such time will cause a copy of such notice to be published in The Wall Street Journal, or if no longer published, in a national newspaper of general circulation, stating:

                   (i) the events causing such Change of Control and the date of the consummation of the Change of Control;

                  (ii)    the Change of Control Purchase Date;

                 (iii)    the amount of the Change of Control Payment;

                  (iv)    the name and address of the Paying Agent;

                   (v) the Conversion Price and any adjustments thereto resulting from such Change of Control, if any;

                  (vi) that Debentures as to which a Change of Control Purchase Notice has been tendered to the Company may thereafter be converted in accordance with Article 11 hereof only if the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                 (vii) that tendered Debentures will cease to accrue interest after the Change of Control Purchase Date;

                (viii) that the Change of Control Payment for any Debenture as to which a Change of Control Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control Purchase Date and the time of surrender of such Debenture as described in clause (h);

                  (ix) the procedures the Holder must follow to exercise rights under this Section 4.7;

                   (x) a brief description of the conversion rights of the Debentures; and

                  (xi) the procedures for withdrawing a Change of Control Purchase Notice.

         (c) A Holder may exercise its rights specified in this Section 4.7 by delivering a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change of Control Purchase Date, stating:

                   (i) the certificate number of the Debenture that such Holder will deliver to be purchased;

                  (ii) the portion of the principal amount of such Debenture (in increments of the minimum authorized $1,000 denomination) that such Holder will deliver to be purchased;

                 (iii) that such Debenture is to be purchased by the Company pursuant to the terms and conditions of this Indenture.

                 The delivery of such Debenture (together with all necessary endorsements) to the Paying Agent prior to the close of business on the Change of Control Purchase Date at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Payment therefor, provided, however, that such Change of Control Payment shall be paid pursuant to this Section 4.7 only if the Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice and such notice shall have been received by the Paying Agent prior to the close of business on the Change of Control Purchase Date.

                 The Company shall purchase from the Holder thereof, pursuant to this Section 4.7, a portion of the Debenture if such portion is equal to the minimum authorized denomination for Debentures or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to the purchase of a Debenture also apply to the purchase of a portion of such Debenture.

                 The Paying Agent shall advise the Company, on a daily basis following the mailing of the notice of the Change of Control to Holders as contemplated by this Section 4.7, of all Change of Control Purchase Notices and all written notices of withdrawal thereof received by the Paying Agent.

                 Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 4.7 shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in the form of a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debentures to have been purchased, the principal amount of the Debentures which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company (if applicable) and a statement that such Holder is withdrawing his election to have such Debentures purchased.

                 Notwithstanding anything herein to the contrary, for so long as any Designated Senior Debt is outstanding, in the event of the occurrence of any event or series of events which constitute a Change of Control under clause
(ii) of the definition of such term under this Indenture (that does not otherwise constitute a Change of Control under clause (i) of the definition of such term), the

Company shall not commence its Change of Control Offer resulting from such Change of Control until the later to occur of (i) April 15, 1997 and (ii) 15 Business Days following the occurrence of such Change of Control; provided that the purchase of any Debentures pursuant to this Section 4.7 shall in any event be subject to the provisions of Article 6 and Article 10 hereof.

         (d) Upon receipt by the Company of the Change of Control Purchase Notice, the Holder of the Debenture in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified herein) thereafter be entitled to receive solely the Change of Control Payment with result to such Debenture. Such Change of Control Payment shall be paid to such Holder promptly following the later of
(x) the second Business Day next following the Change of Control Purchase Date with respect to such Debenture and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof. If a Change of Control Purchase Notice has been timely given by a Holder in respect of a Debenture, such Debenture may not be converted pursuant to the provisions of Article 11 on or after the date of the delivery of such Change of Control Purchase Notice, unless such Change of Control Purchase Notice has first been validly withdrawn as specified herein. The purchase of any Debentures pursuant to this Section
4.7 shall also be subject to the restrictions of Article 10.

         (e) On or before the second Business Day next following the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Change of Control Payment of all the Debentures or portions thereof with respect to which a Change of Control Purchase Notice has been delivered and not withdrawn and which are to be purchased as of the Change of Control Purchase Date.

         (f) Any Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as required by such holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased and, if a global Debenture is so surrendered, the Company shall execute and the Trustee shall authenticate and deliver to the depositary for such global Debenture, without service charge, a new global Debenture in a denomination equal to and in exchange for the unpurchased portion of the principal amount of the global Debenture so surrendered.

         (g)     In connection with any Change of Control Offer under this
Section 4.7 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 of the General Rules and Regulations under the Exchange Act ("Rule 13e-4", which term, as used herein, includes any successor provision thereto) at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal securities law, and use reasonable efforts to comply with all state securities laws, regulating the Change of Control Offer and delivery of the Change of Control Payment upon purchase of the Debentures, so as to permit the rights and obligations under this Section 4.7 to be exercised in the time and in the manner specified in this Section 4.7.

         (h) To the extent that the aggregate amount of cash deposited by the Company pursuant to this Section 4.7 exceeds the aggregate Change of Control Payment of the Debentures or portions thereof that the Company is obligated to purchase pursuant to this Section 4.7, then promptly after the second Business Day next following the Change of Control Purchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

         (i) Notwithstanding anything to the contrary in this Indenture, if the Company shall have deposited with the Trustee or with the Paying Agent (or, if the Company or a subsidiary is acting as the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the aggregate Change of Control Payment for all the Debentures or portions thereof which are required to be purchased as of the Change of Control Purchase Date pursuant to this
Section 4.7, then from and after such date all obligations of the Company in respect of such Debentures or portions thereof shall cease and be discharged.

         (j) The Company may omit in any particular instance to comply with any term, provision or condition set forth in this Section 4.7 with respect to the Debentures if before the time for such compliance the Holders of at least a majority in principal amount of the outstanding Debentures shall either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. The Company shall provide to the Trustee an Officers' Certificate that such a waiver has been given, which Officers' Certificate shall contain the terms, provisions or conditions waived thereby.

SECTION 4.8  CORPORATE EXISTENCE

                 The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Significant Subsidiaries; provided that the foregoing shall not prohibit or otherwise restrict any merger or consolidation (i) not prohibited by Article 5 hereof or
(ii) among the Company and one or more of its Subsidiaries (including its Significant Subsidiaries) or among one or more of its Subsidiaries (including Significant Subsidiaries).

SECTION 4.9  PAYMENTS FOR CONSENT

                 Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Debentures for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid or agreed to be paid to all Holders of the Debentures that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.10  CALCULATION OF ORIGINAL ISSUE DISCOUNT

                 If the Debentures are determined to have been issued with any original issue discount, the Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrued periods), if any, accrued on outstanding Debentures as of the end of such year.


                                   ARTICLE 5.
                                   SUCCESSORS

SECTION 5.1  MERGER, CONSOLIDATION, OR SALE OF ASSETS

                 The Company shall not consolidate with or merge with or into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; and (iii) immediately after such transaction no Default or Event of Default exists.

SECTION 5.2  SUCCESSOR CORPORATION SUBSTITUTED

                 Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest and Additional Interest, if any, on the Debentures except in the case of a sale of all or substantially all of the Company's assets that meets the requirements of
Section 5.1 hereof.


                                   ARTICLE 6.
                           CERTAIN DEFAULT PROVISIONS

SECTION 6.1  EVENTS OF DEFAULT

                 An "Event of Default" occurs if:

         (a) the Company defaults in the payment of interest on, or Additional Interest, if any, on the Debentures (whether or not such payment is prohibited by the subordination provisions of Article 10 hereof) when the same becomes due and payable and such default continues for a period of 30 days;

         (b) the Company defaults in the payment of principal of the Debentures (whether or not such payment is prohibited by the subordination provisions of Article 10 hereof) when the same becomes due and payable at maturity, upon redemption, upon purchase by the Company pursuant to a Change of Control Purchase Notice or otherwise;

         (c) the Company fails to comply with any of its other covenants (including, but not limited to, the covenant to commence a Change of Control Offer upon the occurrence of a Change of Control) in, the Debentures, or this Indenture after the giving of notice and the failure to cure as specified below;

         (d) maturity of any Senior Debt is accelerated by the applicable holder(s) or its or their Representative, if the aggregate principal amount (or, if applicable, issue price plus accrued original issue discount, if any) of the Senior Debt the maturity of which has been accelerated exceeds $10 million, unless within 30 days after the Company's receipt of written notice of such Default hereunder such acceleration is rescinded or annulled, such Senior Debt is paid or such acceleration is contested by appropriate proceedings and all consequences thereof that would have a material adverse effect on the Company stayed (without the Company's having posted a bond or surety or entered into a similar arrangement);

         (e) a final judgment or final judgments (in each case not subject to further appeal) for the payment of money in excess of $5,000,000 are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgments are not paid, discharged or stayed for a period of more than 90 days of the entry of the last of such judgments and are not being contested by the Company in good faith;

         (f) pursuant to or within the meaning of any Bankruptcy Law, the Company, any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant
Subsidiary:

                   (i)    commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                 (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (i) is for relief against the Company or any Subsidiary or group of Subsidiaries that is a Significant Subsidiary of the Company in an involuntary case,

                 (ii) appoints a Custodian of the Company or any Subsidiary or group of Subsidiaries that is a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Subsidiary or group of Subsidiaries that is a Significant Subsidiary of the Company, or

                (iii) orders the liquidation of the Company or any Subsidiary or group of Subsidiaries that is a Significant Subsidiary of the Company,

and the order or decree remains unstayed and in effect for 90 consecutive days.

                 A Default under clause (c) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Debentures notify the Company and the Trustee, of the Default and the Company does not cure the Default in all material respects within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.2  ACCELERATION

         (a) Subject to the provisions of Section 6.2(b) hereof, if an Event of Default (other than an Event of Default specified in clauses (f) and (g) of Section 6.1 hereof relating to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Debentures, by notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on and all other Obligations with respect to all the Debentures to be due and payable. Upon such declaration the principal of, and interest and Additional Interest, if any, on the Debentures shall be due and payable immediately. Subject to the provisions of Section 6.2(b) hereof, if an Event of Default specified in clause (f) or (g) of Section
6.1 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         (b) At any time when there is outstanding any Senior Debt, in the event of any "Event of Default" under this Article 6, neither the Trustee nor any Holder of a Debenture shall, for a period (the "Standstill Period") of 180 days commencing on the date of occurrence of such Event of Default (or such shorter period as is applicable if such Event of Default is cured or waived or ceases to exist): (i) by declaration accelerate (including pursuant to the last sentence of Section 6.2(a)), the maturity of the principal of and accrued interest on, or other amount with respect to any of the Indebtedness owing under the

Debenture or this Indenture, unless the Senior Debt shall have been accelerated, (ii) commence any judicial action or proceeding to collect the payment of principal of or interest on or other amount with respect to any of the Indebtedness owing under the Debentures or this Indenture, unless any holders of the Senior Debt shall have commenced judicial action or proceedings to collect payment of the principal of or interest on any Senior Debt or (iii) commence an involuntary case or proceeding in bankruptcy against the Company, unless any holders of the Senior Debt shall have commenced such a case or proceeding. After the end of the Standstill Period, but subject to all other terms and provisions of this Indenture (other than the preceding terms of this Section 6.2), the Trustee or Holders of Debentures shall be free to accelerate (if then permitted under this Indenture) the maturity of the Indebtedness under the Debentures or this Indenture, to commence any judicial action or proceeding to collect the Indebtedness under the Debentures or this Indenture or to commence an involuntary case or proceeding in bankruptcy against the Company. Notwithstanding the foregoing, no Standstill Period shall commence within 180 days after the expiration of any prior Standstill Period, if any. In addition to the foregoing, unless the maturity of the Senior Debt has already been accelerated, if the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures desire to accelerate the maturity of the Debentures or the Indebtedness evidenced by this Indenture, it shall give at least two Business Days' prior written notice to the Representative of Senior Debt of its intent to accelerate prior to effecting such acceleration (which notice may be given during the Standstill Period).

         (c) At any time during the continuation of a Standstill Period arising from the occurrence of an "Event of Default" as defined in this Indenture, the Representative of Senior Debt or any of the holders of the Senior Debt may cure such Event of Default, and the Holders of the Debentures shall accept such cure. In addition, if (i) the Senior Debt has been accelerated as a result of any event of default under such Senior Debt and (ii) such event of default subsequently is cured or waived and any such acceleration is rescinded by the Representative of the Senior Debt or the holders of the Senior Debt, then (x) any Event of Default existing under Section 6.1(d) of this Indenture solely as a result of such event of default or acceleration under the Senior Debt shall be deemed cured (effective as of the date of the cure or waiver of such event of default under the Senior Debt) and (y) the Holders of the Debentures shall rescind any acceleration of the Debentures attributable solely thereto; provided, however, that such Event of Default under this Agreement shall be deemed cured and such rescission of the acceleration of the Debentures shall be effective only if the cure of the event of default under the Senior Debt and the rescission of any such acceleration under the Senior Debt occurs prior to the time that the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures has commenced any judicial action or proceeding or any involuntary case or proceeding in bankruptcy as permitted by
Section 6.2(a) hereof. The Trustee or any Holder of a Debenture that desires to commence any judicial action or proceeding or any involuntary case or proceeding in bankruptcy as permitted by Section 6.2(a) hereof shall give at least five Business Days' prior written notice to the Representative of the Senior Debt before commencing such judicial action or proceeding or such involuntary case or proceeding in bankruptcy.

SECTION 6.3  OTHER REMEDIES

                 Subject to Section 6.2, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, and interest and Additional Interest, if any, on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4  WAIVER OF PAST DEFAULTS

                 Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Debentures waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest on the Debentures, and Additional Interest, if any (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.5  CONTROL BY MAJORITY

                 Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.

However, the Trustee may refuse to follow any direction that (a) conflicts with law or this Indenture or (b) the Trustee determines may be unduly prejudicial to the rights of other Holders of Debentures or that may involve the Trustee in personal liability unless, in the case of clause (b) above, it is given satisfactory indemnity pursuant to Section 7.1(e) hereof.

SECTION 6.6  LIMITATION ON SUITS

                 Subject to the provisions of Section 6.2(b) and (c) hereof, a Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures if, and only if all of the following occur:

         (a) the Holder of a Debenture gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

         (b) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Debenture or Holders of Debentures offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

                 A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture. Nothing contained in this
Section 6.6 shall affect the right of a Holder of a Debenture to sue for enforcement of any overdue payment thereon.

SECTION 6.7  RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT

                 Notwithstanding any other provision of this Indenture , the right of any Holder of a Debenture to receive payment of principal of and interest on the Debentures, and Additional Interest, if any, on or after the respective due dates expressed in the Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8  COLLECTION SUIT BY TRUSTEE

                 Subject to Article 10, if an Event of Default specified in
Section 6.1(a) or (b) hereof occurs and is continuing and the maturity of the Debentures is accelerated in accordance with Section 6.2, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, and interest remaining unpaid on the Debentures, premium thereon and Additional Interest, if any, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9  TRUSTEE MAY FILE PROOFS OF CLAIM

                 Subject to Article 10, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Company or any other obligor upon the Debentures or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal, interest and Additional Interest, if any, owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with the Indenture; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder of the Debentures to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Debenture any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10  PRIORITIES

                 If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                          First: to the holders of Senior Debt of the Company, to the extent required by Article 10 hereof.

                          Second: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof;

                          Third: to Holders of Debentures for amounts due and unpaid on the Debentures for principal, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, and Additional Interest, if any, and interest, respectively, and any other Obligations due and payable; and

                          Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11  UNDERTAKING FOR COSTS

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                   ARTICLE 7.
                                    TRUSTEE

SECTION 7.1  DUTIES OF TRUSTEE

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b)     Except during the continuance of an Event of Default:

                 (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i)      this paragraph does not limit the effect of paragraph
         (b) of this Section;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) Except with respect to Sections 4.1 (other than with respect to Additional Interest, if any) and 4.3 herein, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b), 4.1 (other than with respect to Additional Interest, if any), (ii) any Default or Event of Default as may be set forth in an Officer's Certificate provided pursuant to Section 4.4 hereof or of which the Trustee shall have received written notification or (iii) any Default or Event of Default under the Credit Agreement or the BNY Facility Agreement of which the Trustee shall have received written notification from the Representative. For purposes of the immediately preceding sentence, receipt by the Trustee of any report or document furnished pursuant to Section 4.3 hereof which contains information regarding any Default or Event of Default shall not constitute receipt by the Trustee of notice of such Default or Event of Default.

SECTION 7.2  RIGHTS OF TRUSTEE

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel, the reasonable cost of which will be borne by the Company, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) Subject to the provisions of Section 7.1(g), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney;

         (g) The Trustee shall not be deemed to have knowledge of the occurrence of a Change of Control until the Trustee receives written notice thereof from the Company or the Representative.

SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company, any of its Subsidiaries or any Affiliate of the Company with the same rights it would have if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is used in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4  TRUSTEE'S DISCLAIMER

                 The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5  NOTICE OF DEFAULTS

                 If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to the Holders of the Debentures a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest or Additional Interest, if any, on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES

                 Within 60 days after each September 1st beginning with the September 1st following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                 A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Company and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 7.7  COMPENSATION AND INDEMNITY

                 The Company shall pay to the Trustee from time to time reasonable compensation, as agreed upon by the Company and the Trustee prior to the date of this Indenture for its acceptance of this Indenture and services hereunder or as thereafter agreed upon. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. In addition to compensation for its services, the Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with any provisions of this Indenture, as agreed upon by the Company and the Trustee prior to the date of this Indenture or as thereafter agreed upon, (including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel).

                 The Company shall jointly and severally indemnify the Trustee and its officers, directors, employees and agents from and against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7), and of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is caused by the negligence or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder (except to the extent any such failure prejudices the ability of the Company to defend against such claim). The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Any such payments and reimbursements shall be made with interest, accruing from the date any such payment or reimbursement is due up to and including the date such payment or reimbursement is paid, at the rate borne by the Debentures.

                 The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

                 To secure all payments due to the Trustee under this Indenture, the Trustee shall have a Lien prior to the Debentures but subordinate to the Senior Debt on all money or property held or collected by the Trustee, except that held in trust to pay principal, and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture. Subject to Section 6.10, the Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or Indebtedness of the Company (other than the Senior Debt) (even though the Debentures may be so subordinated).

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                 The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.8  REPLACEMENT OF TRUSTEE

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)     the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law:

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)     the Trustee becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Debentures of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee, after written request by any Holder of a Debenture, fails to comply with Section 7.10 hereof, such Holder of a Debenture may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10  ELIGIBILITY; DISQUALIFICATION

                 There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that, together with its Subsidiaries, has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If, at any time, the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effects specified in this Article 7. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the second to last paragraph of TIA Section 310(b).

                 This Indenture shall always have a Trustee which satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

                 The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                                  REGISTRATION

SECTION 8.1  SHELF REGISTRATION

         (a) The Company shall use its reasonable best efforts to cause to be filed on or prior to the date which is six months after the Issuance Date (the "Shelf Deadline Date"), the Shelf Registration Statement pursuant to Rule 415 under the Securities Act (which Shelf Registration Statement shall provide for resales of the Transfer Restricted Securities by the Holders thereof), on such form as the Company deems appropriate, and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement effective, supplemented and amended as required by the provisions hereof, to the extent necessary to ensure that it is available for resales of the Transfer Restricted Securities entitled to the benefit of this
Section 8.1, and to ensure that it conforms with the requirements of this Indenture, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for the Effectiveness Period.

         (b) No Holder of Transfer Restricted Securities may sell any of its Transfer Restricted Securities pursuant to the Shelf Registration Statement pursuant to this Section 8.1 unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein or any amendment or supplement thereto. No Holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 8.2 hereof unless and until each such Holder shall have provided all such reasonably requested information. In connection with any sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, each Holder agrees to furnish as promptly as practicable to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (c) Notwithstanding anything to the contrary contained herein, if at any time after the filing of the Shelf Registration Statement or after it is declared effective by the SEC, the Company determines, in its reasonable business judgment, that such registration and offering could reasonably be expected to interfere with or otherwise adversely affect any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company or any of its Affiliates require the Company to disclose matters that otherwise would not be required to be disclosed at such time, then the

Company may require the suspension of resales of the Transfer Restricted Securities by giving notice to the Trustee and Holders of Transfer Restricted Securities. Any such notice need not specify the reasons for such suspension if the Company determines, in its reasonable business judgment, that doing so could reasonably be expected to interfere with or adversely affect such transaction or development or would result in the disclosure of material non-public information. In the event that such notice is given, then until the Company has determined, in its reasonable business judgment, that such registration and offering would no longer interfere with the matters described in the preceding sentence and has given notice thereof to such Holders of Transfer Restricted Securities, the Company's obligations with respect to registration pursuant to Article 8 hereunder will be suspended.

         (d) The Company's obligations under this Indenture shall be conditioned upon the compliance with the following by Holders of the
Debentures:

                 (i) Each holder shall cooperate with the Company in connection with the preparation of the Shelf Registration Statement, and for so long as the Company is obligated to keep the Shelf Registration Statement effective, each Holder will provide to the Company, in writing, for use in the Shelf Registration Statement, all information regarding each Holder and such other information as may be necessary to enable the Company to prepare the Shelf Registration Statement and any Prospectus (including any supplement or amendment thereto) covering the Transfer Restricted Securities and to maintain the currency and effectiveness thereof;

                 (ii) Each Holder shall permit the Company, the agents or broker-dealers in any offering or other distribution of Transfer Restricted Securities and their respective representatives and agents to examine such documents and records and shall supply any information as they may reasonably request in connection with the offering or other distribution of Transfer Restricted Securities in which such Holders propose to participate;

                 (iii) Each Holder shall enter into such agreements with the Company and any agent, broker-dealer or similar securities industry professional containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling stockholders, and will cause its counsel to give any legal opinions customarily given, in secondary distributions under similar circumstances.

SECTION 8.2  ADDITIONAL INTEREST

                 If the Shelf Registration Statement is not filed with the SEC by the Company on or prior to the Shelf Deadline Date (a "Registration Default"), the Company hereby agrees to pay each Holder of Debentures, Additional Interest on the principal amount of the Debentures held by such holders. Following a Registration Default, Additional Interest will accrue from and after the date of such Registration Default at an initial rate of 0.5% per annum on the principal amount of the Debentures and such rate will increase in increments of 0.5% per annum at each subsequent six month anniversary of such Registration Default until the date on which the Shelf Registration Statement is filed with the SEC, on which date such rate will be fixed and Additional Interest will continue to accrue at such fixed rate until the Shelf Registration Statement is declared effective by the SEC. Accrued and unpaid Additional Interest (together with stated interest on the Debentures) will be payable (as determined by the regular record dates for the payment of interest) by the Company along with and in the same manner as any accrued but unpaid interest on each subsequent interest payment date following the occurrence of the Registration Default or upon maturity of the Debentures or earlier redemption or repurchase pursuant to the terms hereof, notwithstanding a cure of such Registration Default prior to such interest payment date, date of maturity or earlier redemption or repurchase.

SECTION 8.3  REGISTRATION PROCEDURE

         (a) In connection with the Shelf Registration Statement, the Company shall:

                 (i) use its reasonable best efforts to cause the Shelf Registration Statement to remain effective during the Effectiveness Period;

                 (ii) as expeditiously as practicable prepare and file with the SEC any amendments and supplements to the Shelf Registration Statement and the prospectus included in the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period;

                 (iii) as expeditiously as practicable furnish to any selling Holder such reasonable numbers of copies of the Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Transfer Restricted Securities owned by such selling Holder;

                 (iv) use its reasonable best efforts to qualify the Indenture under the TIA; and

                  (v) as expeditiously as practicable use its reasonable best efforts to register or qualify the Transfer Restricted Securities covered by the Shelf Registration Statement under the securities or Blue Sky laws of such states as any selling Holder shall reasonably request, and to do any and all other acts and things that may be necessary or desirable to enable such selling Holder to consummate the public sale or other disposition in such states of the Transfer Restricted Securities owned by such selling Holder.

         (b) If the Company has delivered preliminary or final prospectuses to the selling Holders after requests therefor, and after having done so the Prospectus is amended to comply with the provisions of the Securities Act or sales are to be suspended under Section 8.1(c) hereof, the Company shall promptly notify such Holders and, if requested, such Holders shall immediately cease making offers of Transfer Restricted Securities and return all Prospectuses to the Company. The Company shall as promptly as practicable provide such Holders with revised Prospectuses and, following receipt of the revised Prospectuses, such Holders shall be free to resume making offers of the Transfer Restricted Securities.

SECTION 8.4  INDEMNIFICATION

         (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to Section 8.1, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or other document (or any amendment or supplement thereto), incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that





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

the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense (i) arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder or controlling person specifically for use therein; (ii) arises out of or is based on the failure of such Holder to deliver the most recent Prospectus (or supplement or amendment thereto provided by the Company); or (iii) arises out of or is based upon the delivery of a Prospectus by such Holder following such time as the Company has notified the Holders that such Prospectus must be amended or supplemented or during a period when resales are suspended by the Company pursuant to Section 8.1(c) hereof.

         (b) Each Holder will indemnify the Company, each of its directors and officers, each person who controls the Company within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such other Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or other document (or any amendment or supplement thereto), incident to any such registration, qualification or compliance based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such other Holders, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, (i) that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement or other document (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; (ii) arises out of or is based on the failure of such Holder to deliver the most recent Prospectus available or supplement or amendment thereto provided by the Company; or (iii) arises out of or is based upon the delivery of a Prospectus by such Holder following such time as the Company has notified the Holders that such Prospectus must be amended or supplemented or during a period when resales are suspended by the Company pursuant to Section 8.1(c) hereof. Notwithstanding the foregoing, the liability of each Holder under this
Section 8.4(b) shall be limited to an amount equal to the gross proceeds received by such Holder in connection with the sale of shares by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

         (c) Each party seeking indemnification under this Section 8.4 (the "Indemnified Party") shall give notice to the party from which it is seeking indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.4 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which, it has been advised by a written opinion of counsel to such Indemnified Party there is a conflict of interest or separate and different defenses that result in such a conflict of interest. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

SECTION 8.5  REGISTRATION EXPENSES

                 All expenses incident to the Company's performance of or compliance with the registration requirements of this Indenture will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) any application and filing fees in connection with listing the Transfer Restricted Securities on a national securities exchange or automated quotation system including the listing of the Common Stock issuable upon conversion of the Debentures; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.





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


                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1  WITHOUT CONSENT OF HOLDERS OF DEBENTURES

                 Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

         (a)     to cure any ambiguity, defect or inconsistency;

         (b) except as otherwise provided in this Indenture; to provide for uncertificated or book entry Debentures in addition to or in place of certificated Debentures;

         (c) to provide for the assumption of the Company's obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof, as the case may be;

         (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; or

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                 Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.2  WITH CONSENT OF HOLDERS OF DEBENTURES

                 Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture or the Debentures with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Debentures), and, subject to Sections
6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or Additional Interest, if any, or interest on the





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

Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures).

                 Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                 It shall not be necessary for the consent of the Holders of Debentures under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder):

         (a) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

         (b) reduce the principal of or change the fixed maturity of any Debenture or alter any of the provisions with respect to the redemption of the Debentures in a manner adverse to the Holders of the Debentures;

         (c) reduce the rate of or change the time for payment of interest, on any Debenture;

         (d) waive a Default or Event of Default in the payment of principal of or interest or Additional Interest, if any, on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the then outstanding Debentures and a waiver of the payment default that resulted from such acceleration);

         (e) make any Debenture payable in money other than that stated in the Debentures;

         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Debentures to receive payments of principal of, or interest or Additional Interest, if any, on the Debentures; or

         (g) make any change in Section 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

SECTION 9.3  COMPLIANCE WITH TRUST INDENTURE ACT

                 Every amendment or supplement to this Indenture or the Debentures shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.4  REVOCATION AND EFFECT OF CONSENTS

                 Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.5  NOTATION ON OR EXCHANGE OF DEBENTURES

                 The Company may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment, supplement or waiver.

                 Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.





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

SECTION 9.6  TRUSTEE TO SIGN AMENDMENTS, ETC.

                 The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                  ARTICLE 10.
                                 SUBORDINATION

SECTION 10.1  AGREEMENT TO SUBORDINATE

                 The Company, the Trustee and each Holder by accepting a Debenture agrees that the Indebtedness evidenced by the Debentures is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full, in cash or cash equivalents, of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Company.

SECTION 10.2  LIQUIDATION; DISSOLUTION; BANKRUPTCY

                 (a) In the event of (i) any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to the Company or its property, or
(ii) any proceeding for voluntary liquidation, dissolution or other winding up of the Company, and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors, or (iv) any distribution, division, marshaling or application of any of the properties or assets of the Company or the proceeds thereof, to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

                 (1) holders of Senior Debt of the Company shall be entitled to receive payment in full, in cash or cash equivalents, of all Obligations due in respect of such Senior Debt of the Company (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt of the Company, regardless of whether such post-petition interest is allowed in such proceeding) before Holders shall be entitled to demand or receive any payment with respect to the Debentures (except that Holders may receive securities including, without limitation, Subordinated Reorganization Securities, that are subordinated on terms no less favorable than the Debentures to (a) Senior Debt of the Company and (b) any securities issued in exchange for Senior Debt of the Company); and

                 (2) until all Obligations with respect to Senior Debt of the Company (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt of the Company (except that Holders may receive securities including, without limitation, Subordinated Reorganization Securities, that are subordinated on terms no less favorable than the Debentures to (a) Senior Debt of the Company and
                          (b) any securities issued in exchange for Senior Debt of the Company), ratably according to the respective aggregate amounts remaining unpaid thereon, and the Holders of Debentures hereby irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries.

                 As used herein the term "Subordinated Reorganization Securities" means securities issued to the holders of the Debentures pursuant to a court order or decree made by a court of competent jurisdiction in a reorganization under applicable federal bankruptcy law which order or decree
(1) gives effect to, and states that effect is given to, the subordination of the Debentures to the Senior Debt and the rights conferred to the holders of the Senior Debt set forth herein and (2) states that the total distribution to the holders of the Senior Debt provides for full payment of all of the allowed claims of the holders of the Senior Debt.

                 (b) Following the occurrence of an event of default in respect of the Designated Senior Debt (but only during the continuation thereof or until such default is waived or such Designated Senior Debt is paid in full or all Obligations related thereto are deemed satisfied), the holders of the Debentures irrevocably authorize and empower (without imposing any obligation on) each holder of Designated Senior Debt at the time outstanding and such holder's Representative to demand, sue for, collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file





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

and prove all claims therefor and take all such other action (including the right to vote such Designated Senior Debt holder's ratable share of the Debentures) in the name of the Holders of the Debentures or otherwise, as such Designated Senior Debt holder or such holder's Representative may determine to be necessary or appropriate for the enforcement of this Section 10.2.

                 (c) Following the occurrence of an event of default in respect of the Designated Senior Debt (but only during the continuance thereof or until such default is waived or such Designated Senior Debt is paid in full or all Obligations related thereto are deemed satisfied), the Holders of the Debentures shall execute and deliver to each holder of Designated Senior Debt and such holder's Representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder or such holder's Representative, in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Debentures.

SECTION 10.3  DEFAULT ON SENIOR DEBT

                 The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Trustee or any Holder (whether pursuant to Section
3.6 or Section 4.7 hereof or otherwise) any Debentures for cash or property other than securities, including without limitation, Subordinated Reorganization Securities, that are subordinated on terms no less favorable than the Debentures to (a) Senior Debt of the Company and (b) any securities issued in exchange for Senior Debt of the Company) until all principal and other Obligations with respect to the Senior Debt of the Company have been paid in full, or otherwise satisfied, in cash (or such other manner satisfactory to the holders thereof), if:

                 (i) a default in the payment of any principal of, premium, if any, or interest on or fees relating to Senior Debt of the Company occurs through maturity, acceleration or otherwise and is continuing beyond any applicable grace period under the agreement, indenture or other document governing such Senior Debt of the Company; or

                 (ii) a default, other than a payment default, on Senior Debt of the Company (including, but not limited to, a default on Senior Debt which results from the acceleration of the Debentures) occurs and is continuing that would give rise to the right of holders of such Senior Debt of the Company to accelerate such Senior Debt and the Trustee





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

         receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof; no such non-payment default that existed or was continuing on the date of delivery of any such notice to the Trustee shall be, or be made, the basis for a subsequent notice.

                 The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of:

                 (1) the date upon which the default to which reference is made in the preceding sentence of this Section 10.3 is cured or waived or such Senior Debt is paid in full or all obligations thereunder are otherwise satisfied, or

                 (2) in the case of a default referred to in Section 10.3(ii) hereof, on the 180th calendar day after receipt of a Payment Blockage Notice;

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

                 Any payment of interest on the Debentures that is prohibited by operation of this Section 10.3 shall, for a period of up to a cumulative, aggregate of 180 days from the time such payment or payments would otherwise be due, be added to the principal of the Debentures and shall bear interest at the stated rate of interest on the Debentures from the date that such interest payment would otherwise have been payable as provided in this Indenture.

SECTION 10.4  ACCELERATION OF DEBENTURES

                 If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the Company of the acceleration.

SECTION 10.5  WHEN DISTRIBUTION MUST BE PAID OVER

                 In the event that the Trustee or any Holder receives any payment of any Obligations in respect of the Debentures at a time such payment is prohibited by Section 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Company as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt of the Company may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt of the Company





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

remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

                 Upon any payment or distribution of assets or securities referred to in this Article 10, the Holders of the Debentures shall be entitled to rely upon an order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution, delivered to the Holders of the Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or this Article 10.

                 With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt of the Company shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.6  NOTICE BY COMPANY

                 The Company shall promptly notify the Trustee, the Representative and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt of the Company as provided in this Article.

SECTION 10.7  SUBROGATION

                 Upon the payment in full of all amounts payable under or in respect of the Senior Debt of the Company, each Holder of a Debenture shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of the Company made on such Senior Debt until the Debentures shall be paid in full; and for the purposes of such subrogation, no payments or distributions to holders of such Senior Debt to which such Holder of a Debenture would be entitled except for the provisions of this Indenture, and no payment over pursuant to the provisions of this Indenture to holders of such Senior Debt by such Holder of a Debenture, shall, as between the Company, its creditors other than holders of such Senior Debt and the Holder of a Debenture, be deemed to be a payment by the Company to or on account of such Senior Debt, it being understood that the provisions of this
Article 10 are solely for the purpose of defining the relative rights of the holders of such Senior Debt, on the one hand, and the Holders of the Debentures, on the other hand.

                 If any payment or distribution to which any Holder of a Debenture would otherwise have been entitled but for the provisions of this
Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of all amounts payable under the Senior Debt of the Company, then and in such case, such Holder of a Debenture shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or Distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of, the Senior Debt of the Company in full.

SECTION 10.8  RELATIVE RIGHTS

                 This Article defines the relative rights of Holders and holders of Senior Debt of the Company. Nothing in this Indenture shall:

                 (1) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, interest and Additional Interest, if any, on the Debentures in accordance with their terms;

                 (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt of the Company; or

                 (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Company to exercise their rights with respect to such Senior Debt or to receive distributions and payments otherwise payable to Holders.

                 If the Company fails because of this Article 10 to pay principal of or interest or Additional Interest, if any, on a

Debenture on the due date, the failure is still a Default or Event of Default.

SECTION 10.9  SUBORDINATION NOT AFFECTED

                 The terms of this Article 10, the subordination effected hereby and the rights of the holders of Senior Debt shall not be affected by
(i) any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto; (ii) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Debt or any instrument, agreement or document relating thereto; (iii) any sale, exchange, release or other transaction affecting all or any part of any property at any time pledged or mortgaged to secure, or however securing, Senior Debt; (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument, agreement or document relating thereto; or (v) any application by any holder or holders of Senior Debt thereof of any amount or sum (by whomsoever paid or however realized) to Senior Debt, whether or not any Holder of Debentures shall have had notice or knowledge of any of the foregoing.

                 For all purposes of this Article 10, Senior Debt shall not be deemed to have been paid in full unless the holders thereof (or their duly authorized representatives) shall have received cash or cash equivalents equal to the amount of all principal, interest, premium and all other amounts due in respect of Senior Debt at the time outstanding.

SECTION 10.10  DISTRIBUTION OR NOTICE TO REPRESENTATIVE

                 Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to the Representative of the Senior Debt.

                 Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.





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SECTION 10.11  RIGHTS OF TRUSTEE AND PAYING AGENT

                 Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee under Section 10.3, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office prior to the date of such payment a Payment Blockage Notice. Only a Representative of Senior Debt of the Company may give a Payment Blockage Notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

                 The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12  AUTHORIZATION TO EFFECT SUBORDINATION

                 Each Holder of a Debenture by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 hereof relating to the Company at least 30 days before the expiration of the time to file such claim, any Representative of Senior Debt of the Company is hereby authorized, but is not required, to file an appropriate claim for and on behalf of the Holders of the Debentures.

SECTION 10.13  NOTICE OF SUBORDINATION

                 Each Debenture shall include a statement to the effect that payments of such Debenture are subordinate to the payment in full of Senior Debt.

SECTION 10.14  AMENDMENTS

                 The provisions of Sections 4.7, 6.2 and this Article 10 and the definitions of Designated Senior Debt, Senior Debt, Change of Control, BNY Facility Agreement, Credit Agreement and Representative and the provisions of the Debentures relating to the subordination terms thereof, in each case, shall not be amended or modified without the written consent of the Representative of the then outstanding Senior Debt of the Company.





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SECTION 10.15  NO WAIVER, ETC.

                 No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act by the Representative or any such holder, or by any noncompliance by the Company, the Trustee or any Holder of a Debenture with the terms and provisions and covenants herein or in the Credit Agreement or in the BNY Facility Agreement or in any one or more documents or instruments creating or evidencing the Senior Debt regardless of any knowledge thereof any such holder may have or otherwise be charged with.

SECTION 10.16  NO SECURITY

                 Other than as expressly provided in favor of the Trustee in
Section 7.7 hereof, so long as any of the Senior Debt shall not have been paid in full, the Company shall not, and shall not permit any of its Subsidiaries to, give, and no Holder of Debentures shall demand, accept or receive, any security, including any Lien on any of the assets of the Company nor its Subsidiaries, whether direct or indirect, for any Debenture.

                 The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the Representative and the holders of the Senior Debt.


                                  ARTICLE 11.
                            CONVERSION OF DEBENTURES

SECTION 11.1  CONVERSION PRIVILEGES AND CONVERSION PRICE

                 Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, (i) at any time after 60 days following the Issuance Date or (ii) in case the Debentures, or any portion thereof, are called for redemption or repurchased by the Company upon the occurrence of a Change of Control then (a) in the case of redemption, until and including, but not after the close of business on the date of redemption (unless the Company defaults in making the payment due upon redemption) or (b) in the case of a Holder that has exercised its right to require the Company to purchase such Debenture in connection with a Change of Control Offer pursuant to Section 4.7 hereof to (but not including) the close of business on the Change of Control Purchase Date (unless the Company defaults in making the payments due upon such purchase), but only if such Holder withdraws its election to exercise such right prior to such time, then any Debenture or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000 in excess thereof may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable shares





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(calculated as to each conversion to the nearest 1/100 of a share) of Common
Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a Debenture or portion thereof is called for redemption or is repurchased upon the occurrence of a Change of Control, such conversion right in respect of the Debenture, or portion so called, shall expire at the close of business on the redemption date or the repurchase date, unless the Company defaults in making the payment due upon redemption or such repurchase.

                 The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $12.00 per share of Common Stock. This Conversion Price shall be adjusted from time to time as provided in this Article 11.

SECTION 11.2  EXERCISE OF CONVERSION PRIVILEGE

                 In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank at any office or agency of the Company maintained for that purpose pursuant to Section 2.3, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Debentures surrendered for conversion during the period from the close of business on any interest record date next preceding any interest payment date shall (except in the case of Debentures or portions thereof that have been called for redemption, on such interest payment date or on a redemption date within the period beginning on such interest record date and ending on such interest payment date) be accompanied by payment to the Company by wire transfer or certified check or other funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of Debentures being surrendered for conversion. Subject to the provisions of Section 2.12 relating to the payment of defaulted interest by the Company, the interest payment with respect to a Debenture called for redemption on a redemption date during the period from the close of business on any interest record date next preceding any interest payment date to the opening of business on such interest payment date shall be payable on such interest payment date to the Holder of such Debenture at the close of business on such interest record date notwithstanding the conversion of such Debenture after such interest record date and prior to such interest payment date, and the Holder converting such Debenture need not include a payment of such interest payment amount upon surrender of such Debenture for conversion. Except as provided in the preceding sentence and subject to Section 2.12, no payment or adjustment shall be made





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

upon any conversion on account of any interest accrued on the Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                 Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time, the rights of the Holder of such Debentures as Holders shall cease; and the Person or Persons entitled to receive the Common Stock, issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency, a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3.

                 In the case of any Debenture that is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

SECTION 11.3  FRACTIONAL SHARES

                 No fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder the number of full shares of Common Stock that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or, specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Debenture or Debentures (or, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price on the last day prior to the date of conversion.

SECTION 11.4  ADJUSTMENT OF CONVERSION PRICE

                 (a) The Conversion Price shall be adjusted from time to time as follows:

                 (i) In case the Company shall (i) declare a dividend or make a distribution in shares of its Common Stock payable in shares of its Common Stock; (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately





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

         prior thereto shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above had such Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination;

             (ii) In case the Company shall issue rights, options, warrants or securities convertible into Common Stock ("Convertible Securities") to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock, at a price per share less than the current market price per share of Common Stock (as defined in subsection (iv) below) at the record date for the determination of shareholders entitled to receive such Convertible Securities, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such Convertible Securities by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of the issuance of such Convertible Securities plus the number of shares which the aggregate offering price of the total number of shares of Common Stock purchasable under such Convertible Securities so offered would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such Convertible Securities plus the number of additional shares of Common Stock purchasable under such Convertible Securities offered for subscription or purchase.
         Such adjustment shall be made successively whenever any such Convertible Securities are issued, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such Convertible Securities. In determining whether any Convertible Securities entitle the holder to subscribe for or purchase shares of Common Stock at the less than such current market price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such Convertible Securities and any amount payable upon the conversion or exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors;





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

                (iii) In case the Company shall distribute to all holders of its Common Stock or all holders of Common Stock shall otherwise become entitled to receive, shares of capital stock of the Company (other than dividends or distributions on its Common Stock referred to in paragraph (i) above) or evidences of its indebtedness or rights, options, warrants or convertible securities providing the right to subscribe for or purchase any shares of the Company's Common Stock or evidences of its indebtedness (other than Convertible Securities referred to in paragraph (ii) above), or assets (including securities (other than Common Stock), but excluding cash dividends or distributions paid from retained earnings of the Company), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (as defined in subsection (iv) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined in good faith by the Board of Directors of the Company, and described in a certificate filed with the Trustee) of the capital stock or assets or evidences of indebtedness so distributed or of such rights, options, warrants or convertible securities applicable to one share of Common Stock and the denominator shall be the current market price per share (as defined in subsection (iv) below) of the Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactively as of the record date for the determination of shareholders entitled to receive such distribution;

                 (iv)     For the purpose of any computation under subsections
         (ii) and (iii) above, the current market price per share of the Common Stock at any date shall mean the Closing Price for the trading day next preceding the day in question;

                 (v) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 11 shall be made to the nearest cent. Anything in this Section 11.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, (in addition to those required by this Section 11.4) as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities





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

         convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable;

                (vi) In any case in which this Section 11.4 provides that an adjustment shall become effective retroactively as of a record date for an event, the Company may defer until the occurrence of such event
         (i) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 11.3;

               (vii) The Trustee shall not be responsible for any calculation made under this Section.

                 (b) The Company from time to time may, to the extent permitted by law and to the extent the Board of Directors of the Company has determined that such decrease would be in the best interests of the Company, reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give the Trustee and the Holders of the Debentures at least 15 days' notice of such decrease.

SECTION 11.5  NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

                 Whenever the Conversion Price is adjusted as herein provided:

         (a) The Company shall compute the adjusted Conversion Price in accordance with Section 11.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be delivered to the Trustee and filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 2.3; and

         (b) a notice setting forth that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company and mailed to all Holders of Debentures at their last address as they shall appear in the Debenture Register.





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

SECTION 11.6  NOTICE OF CERTAIN CORPORATE ACTION

                 In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash; or

         (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights, options warrants or convertible securities to subscribe for or purchase any shares of Capital Stock of any class or of any other rights; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

         (e) the Company or any Subsidiary of the Company shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer);

then, the Company shall notify the Trustee and cause to be filed at such office or agency maintained for the purpose of conversion of Debentures pursuant to
Section 2.3, and shall cause to be mailed to all Holders of Debentures at their last addresses as they shall appear in the Debenture Register, at least 20 days (or 10 days in any case specified in Section 11.6(a) or 11.6(b) above) prior to the applicable date specified in (x), (y) or (z) below, as applicable, a notice stating (x) the date on which a record is to be taken for the purposes of such dividends, distribution, rights or warrants, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation or winding up is expected to become effective, and the date on which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the





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material terms thereof (or the material terms of any amendment thereto).

SECTION 11.7  COMPANY TO RESERVE COMMON STOCK

                 The Company shall at all time reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures.

SECTION 11.8  TAXES ON CONVERSION

                 The Company will pay any and all taxes, other than any franchise or income taxes, that may be payable in respect of the issue or delivery of stock certificates representing shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

SECTION 11.9  COVENANT AS TO COMMON STOCK

                 The Company covenants that all shares of Common Stock that may be issued upon conversion of Debentures will, upon issue, be fully paid and non-assessable and, except as provided in Section 11.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 11.10  CANCELLATION OF CONVERTED DEBENTURES

                 All Debentures delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

SECTION 11.11  EFFECT OF RECLASSIFICATION, CONSOLIDATION,
               MERGER, SHARE EXCHANGE OR SALE

                 If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation with or merger of the Company with or into another corporation shall be effected as a result of which holders of Common Stock issuable upon conversion of the Debentures shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or
(iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other corporation, then the Company or such successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, statutory share exchange, sale or conveyance assuming such holder of the Debentures did not exercise any rights of election as to the stock, other securities or property or assets receivable in connection therewith. Such supplemental indenture shall provide adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures, at his/her address appearing on the Debenture Register.

                 The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and sales.


                                  ARTICLE 12.
                                   DEFEASANCE

SECTION 12.1  DEFEASANCE AND DISCHARGE

                 The Company shall, subject to the satisfaction of the conditions set forth in Section 12.2 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of
Section 12.3 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other Obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in Section 12.4





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

hereof, and as more fully set forth in such Section, payments in respect of the principal of, and interest or Additional Interest, if any, on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Article 2, Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.7 (but such obligation shall continue only with respect to the Company's obligations relating to a Change of Control described in clause (ii) of the definition of such term) and Articles 8 and 11 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 12.

SECTION 12.2  CONDITIONS TO DEFEASANCE

                 The following shall be the conditions to the application of
Section 12.1 hereof to the outstanding Debentures:

                 In order to exercise Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars or Government Obligations, in an amount as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and Additional Interest if any, on the outstanding Debentures on the stated date for payment thereof or on the applicable redemption date or date of repurchase, as the case may be, of such principal of, Additional Interest, if any, and interest on the outstanding Debentures;

         (b) the Company shall have delivered to the Trustee an Opinion of Counsel (which counsel may be an employee of the Company or any Subsidiary of the Company) reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issuance Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred;

         (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(f) and 6.1(g) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Company);

         (d) such Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (e) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day (or such later day referred to in (c) above) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Debentures over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (g) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 12.3     DEPOSITED MONEY TO BE HELD IN TRUST;
                 OTHER MISCELLANEOUS PROVISIONS

                 Subject to Section 12.4 hereof, all money deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section
12.3 the "Trustee") pursuant to Section 12.2 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to Section 12.2 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

                 Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money held by it as provided in Section 12.2 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.2(a) hereof) is in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance.

SECTION 12.4  REPAYMENT TO COMPANY

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, Additional Interest, if any, or interest, on any Debenture and remaining unclaimed for one year after such principal, interest or Additional Interest, if any, have become due and payable provided, however, that any funds held in respect of Debentures which have been converted, or repurchased by the Company pursuant to Section 4.7 or which have otherwise been acquired by the Company or have otherwise ceased to be outstanding, shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in The Wall Street Journal (national edition) or if no longer published, in a national newspaper of general circulation, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 12.5  REINSTATEMENT

                 If the Trustee or Paying Agent is unable to apply any United States dollars in accordance with Section 12.1 hereof, as the case may be, by reason of, any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.1 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.1 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, Additional Interest, if any, or interest, on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.





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



                                  ARTICLE 13.
                                 MISCELLANEOUS

SECTION 13.1  TRUST INDENTURE ACT CONTROLS

                 If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 13.2  NOTICES

                 Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

                 Home Shopping Network, Inc.
                 11831 30th Court North
                 St. Petersburg, Florida  33716
                 Telecopier No.: (813) 573-0866

         With copies to:

                 Home Shopping Network, Inc.
                 11831 30M Court North
                 St. Petersburg, Florida 33716
                 Telecopier No.:  (813) 573-0866
                 Attention:  General Counsel

                 and

                 Baker & Botts, L.L.P.
                 885 Third Avenue
                 New York, New York  10022
                 Telecopier No.: (212) 705-5125
                 Attention: Frederick H. McGrath, Esq.

         If to the Trustee:

                 United States Trust Company of New York
                 114 West 47th Street
                 New York, New York  10036
                 Telecopier No.:  (212) 852-1625
                 Attention:  Mr. Gerard F. Ganey





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

         With copies to:

                 Dow, Lohnes & Albertson
                 1200 New Hampshire Avenue, N.W.
                 Suite 800
                 Washington, D.C.  20036-6802
                 Telecopier No.:  (202) 776-2222
                 Attention:  Joseph Kelly, Jr., Esq.

                 The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                 Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                 If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                 If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.3  COMMUNICATION BY HOLDERS OF DEBENTURES
              WITH OTHER HOLDERS OF DEBENTURES

                 Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).





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

SECTION 13.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

                 Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.





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

SECTION 13.6  RULES BY TRUSTEE AND AGENTS

                 The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.7  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
              EMPLOYEES AND STOCKHOLDERS

                 No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Debentures, this Indenture or for any claim based on, or in respect of such obligations or their creation. Each Holder of Debentures by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures.

SECTION 13.8  GOVERNING LAW

                 THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OR PROVISIONS THEREOF.

SECTION 13.9  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

                 This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10  SUCCESSORS

                 All agreements of the Company in this Indenture and the Debentures and the Debentures shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11  SEVERABILITY

                 In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12  COUNTERPART ORIGINALS

                 The parties may sign any number of copies of this Indenture. Each such copy shall be an original, but all of them together shall represent the same agreement.





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

SECTION 13.13  TABLE OF CONTENTS HEADINGS, ETC.

                 The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SIGNATURES:

March 1, 1996               HOME SHOPPING NETWORK, INC.
--------

                            By:  /s/ James G. Held
                                 ---------------------------------------------
                                 Name:  James G. Held
                                 Title: President and Chief Executive Officer

March 1, 1996                UNITED STATES TRUST COMPANY
--------                     OF NEW YORK


                            By:  /s/ Gerard F. Ganey
                                 ---------------------------------------------
                                 Name:  Gerard F. Ganey
                                 Title: Senior Vice President





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